Exhibit 99.1

Zevia Announces First Quarter 2026 Results

Delivers Record Q1 Net Sales Growth of 21%, Led by Volume Growth

Exceeds Net Sales and Adjusted EBITDA Outlook

LOS ANGELES – May 6, 2026 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the Company bringing naturally delicious, zero sugar, clean-label beverages, today reported results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights

• Net sales grew 21.2% year over year to $46.1 million

• Gross profit margin was 48.4%, a reduction of 1.7 percentage points year over year

• Net loss was $2.4 million, or $0.03 per share to Zevia’s Class A Common stockholders, including $0.9 million of non-cash equity-based compensation expense, an improvement of $4.0 million year over year

• Adjusted net loss was $0.1 million(1)

• Adjusted EBITDA was $0.9 million(1), an improvement of $4.2 million year over year

“We’re off to a strong start to the year, delivering record sales growth and positive adjusted EBITDA, both of which exceeded our expectations. These results clearly demonstrate the strong progress we are making against our strategic growth pillars," said Amy Taylor, President and CEO of Zevia. “The strength in our business reflects the deliberate actions we’ve taken over the past several quarters to right-size our cost structure and reinvest in marketing, sharpening our innovation pipeline, and driving new distribution. As we build on these successes, we are excited for the rollout of new initiatives from a package design refresh to a robust partnership with a high-reach, high-engagement brand ambassador in Cardi B. The momentum we’re seeing today reinforces our confidence that our brand is resonating with consumers and our strategies are positioning us well for future sustainable profitable growth.”

First Quarter 2026 Results

Net sales improved 21.2% to $46.1 million in the first quarter of 2026 compared to $38.0 million in the first quarter of 2025 due to improved volumes of 20.4%, largely driven by expanded distribution at the Club channel as well as higher volumes in the Mass and E-commerce channels.

Gross profit margin was 48.4% in the first quarter of 2026 compared to 50.1% in the first quarter of 2025, a reduction of 1.7 percentage points. The reduction was primarily due to higher aluminum costs.

Selling and marketing expenses were $14.5 million, or 31.5% of net sales, in the first quarter of 2026 compared to $15.3 million, or 40.3% of net sales in the first quarter of 2025. Selling expenses were $9.4 million, or 20.4% of net sales, in the first quarter of 2026 compared to $9.1 million, or 24.1% of net sales, in the first quarter of 2025, an increase of $0.3 million. The improvement in selling expense, as a percentage of net sales, was primarily due to savings in warehousing and repackaging costs as a result of the Productivity Initiative.

Marketing expenses were $5.2 million, or 11.2% of net sales, in the first quarter of 2026 compared to $6.2 million, or 16.2% of net sales, in the first quarter of 2025, a decrease of $1.0 million due to the timing of marketing campaigns.

(1) Adjusted Net Loss and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

General and administrative expenses were $9.1 million, or 19.7% of net sales, in the first quarter of 2026 compared to $7.0 million, or 18.4% of net sales, in the first quarter of 2025. The increase reflects $2.3 million associated with the settlement of litigation.

Equity-based compensation, a non-cash expense, was $0.9 million in the first quarter of 2026, compared to $0.7 million in the first quarter of 2025. The increase of $0.2 million was largely due to forfeitures in 2025 related to the reduction in workforce and new equity awards issued.

Restructuring expenses were $2.1 million in the first quarter of 2025 and primarily include employee-related severance costs.

Net loss in the first quarter of 2026 was $2.4 million, compared to net loss of $6.4 million in the first quarter of 2025.

Loss per share in the first quarter of 2026 was $0.03 to Zevia’s Class A Common stockholders, compared to loss per share of $0.08 in the first quarter of 2025.

Adjusted net loss in the first quarter of 2026 was $0.1 million compared to an adjusted net loss of $4.2 million in the first quarter of 2025, excluding certain litigation and restructuring costs.

Adjusted EBITDA was $0.9 million in the first quarter of 2026, compared to an Adjusted EBITDA loss of $3.3 million in the first quarter of 2025.

Adjusted net loss and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of March 31, 2026, the Company had $26.6 million in cash and cash equivalents and no outstanding debt, as well as an unused credit line of $20 million.

2026 Outlook

“Our first quarter performance reflects the strong execution of our Productivity Initiative that enabled investment into our strategic growth pillars,” said Girish Satya, Chief Financial Officer of Zevia. “The traction we are gaining is becoming increasingly evident in our net sales results, and we are excited to see growth continue through the remainder of 2026 and beyond. With respect to adjusted EBITDA, despite the better-than-expected Q1 results, higher fuel and aluminum costs are estimated to have an additional $6 million impact, on top of the $5 million in incremental aluminum costs we incorporated into our prior guidance. Barring these macro-related cost pressures, we would have anticipated adjusted EBITDA margin in the mid-single digit range.”

For the full year 2026, the Company now expects net sales to be in the range of $170 million to $175 million, and an adjusted EBITDA loss of between $2.0 million and $4.0 million.

For the second quarter of 2026, the Company expects net sales to be in the range of $43.0 million to $45.0 million, and an adjusted EBITDA loss of between $0.5 million and $1.0 million.

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, certain litigation expenses, and charges associated with restructuring and cost saving initiatives, including but not limited to severance costs, warehouse/distribution facility exit costs, and asset impairments. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see “Reconciliation of GAAP to non-GAAP Financial Results” below.

Webcast

The Company will also host a conference call to discuss its results at 4:30 p.m. Eastern Time today. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/. Those who wish to participate in the call may do so by dialing (877) 423-9813 or (201) 689-8573 for international callers, conference ID 13759520. A replay of the webcast will be available for approximately thirty (30) days following the call at Zevia’s website at https://investors.zevia.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “see,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance, results or outcomes and will not necessarily be accurate indications of the times at, or by, which such performance, results or outcomes will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding financial guidance or outlook, long-term growth and profitability plans and opportunities, future results of operations or financial condition, strategic direction, plans and objectives of management for future operations, including branding and marketing, distribution expansion, product innovation, expectations for aluminum and fuel costs and expected benefits of cost efficiencies. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, our ability to mitigate the impact of tariffs, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy, cost reduction initiatives, and to compete effectively, our ability to maintain supply chain service levels, any disruption of our supply chain or product demand, changes in the retail landscape or in sales to any key customer, changes in consumer preferences and/or behaviors, pricing factors, our ability to manage changes in our workforce, future cyber incidents and other disruptions to our information systems, failure to comply with personal data protection and privacy laws, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic conditions, our reliance on contract manufacturers and service providers, competitive and governmental factors outside of our control, adverse global macroeconomic conditions, including relatively high interest rates and a recessionary environment, changes in trade policies or tariffs and other tariff-related developments, geopolitical events or conflicts, including the military conflicts in Ukraine and the Middle East and trade tensions between the U.S. and China, public health emergencies, our ability to maintain our listing on the New York Stock Exchange, failure to adequately protect our intellectual property rights or infringement on intellectual property rights of others, potential liabilities, and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations that may cause our business, strategy or actual results to differ materially from those expressed in the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, and vegan. Zevia is distributed in more than 39,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the grocery, drug, warehouse club, mass, natural, convenience and ecommerce channels.

(ZEVIA-F)

Contacts

Investors

Jean Fontana

ADDO Investor Relations
zevia@addo.com

ZEVIA PBC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Net sales	$46,090	$38,023
Cost of goods sold	23,801	18,988
Gross profit	22,289	19,035
Operating expenses:
Selling and marketing	14,534	15,323
General and administrative	9,066	6,978
Equity-based compensation	894	731
Depreciation and amortization	168	252
Restructuring	—	2,138
Total operating expenses	24,662	25,422
Loss from operations	(2,373)	(6,387)
Other income, net	47	57
Loss before income taxes	(2,326)	(6,330)
Provision for income taxes	37	41
Net loss and comprehensive loss	(2,363)	(6,371)
Loss attributable to noncontrolling interest	96	1,145
Net loss attributable to Zevia PBC	$(2,267)	$(5,226)

Net loss per share attributable to common stockholders
Basic	$(0.03)	$(0.08)
Diluted	$(0.03)	$(0.08)

Weighted average common shares outstanding
Basic	68,205,614	62,950,895
Diluted	68,205,614	76,496,102

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$26,594	$25,354
Accounts receivable, net	9,072	11,106
Inventories	15,232	20,393
Prepaid expenses and other current assets	1,772	1,367
Total current assets	52,670	58,220
Property and equipment, net	894	867
Right-of-use assets under operating leases, net	412	549
Intangible assets, net	3,120	3,135
Other non-current assets	830	849
Total assets	$57,926	$63,620
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	14,248	$17,565
Accrued expenses and other current liabilities	9,055	9,786
Current portion of operating lease liabilities	490	668
Total current liabilities	23,793	28,019
Total liabilities	23,793	28,019

Stockholders’ equity
Class A common stock	70	67
Class B common stock	6	8
Additional paid-in capital	178,312	182,226
Accumulated deficit	(133,529)	(131,262)
Total Zevia PBC stockholders’ equity	44,859	51,039
Noncontrolling interests	(10,726)	(15,438)
Total equity	34,133	35,601
Total liabilities and equity	$57,926	$63,620

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net loss	$(2,363)	$(6,371)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash lease expense	137	138
Depreciation and amortization	168	252
Loss on disposal of property, equipment and software, net	—	4
Amortization of debt issuance cost	19	19
Equity-based compensation	894	731
Changes in operating assets and liabilities:
Accounts receivable, net	2,034	1,998
Inventories	5,161	1,513
Prepaid expenses and other assets	(405)	(872)
Accounts payable	(3,095)	(1,419)
Accrued expenses and other current liabilities	(731)	1,149
Operating lease liabilities	(178)	(67)
Net cash provided by (used in) operating activities	1,641	(2,925)
Investing activities:
Purchases of property, equipment and software	(270)	(11)
Net cash used in investing activities	(270)	(11)
Financing activities:
Proceeds from exercise of stock options	1	—
Financing costs paid	(132)	—
Net cash used in financing activities	(131)	—
Net change from operating, investing, and financing activities	1,240	(2,936)
Cash and cash equivalents at beginning of period	25,354	30,653
Cash and cash equivalents at end of period	$26,594	$27,717

Use of Non-GAAP Financial Information

We use Adjusted Net Loss and Adjusted EBITDA, financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted Net Loss and Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted Net Loss is useful to investors because it provides a supplemental view of our operating results by excluding restructuring expenses and certain litigation expenses that management does not believe are reflective of our ongoing operating performance, and the use of Adjusted EBITDA is helpful as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted Net Loss as net loss adjusted to exclude: (1) restructuring expenses, and (2) certain litigation expenses.

We calculate Adjusted EBITDA as net loss adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense and foreign currency (gains) losses, (2) (benefit) provision for income taxes, (3) depreciation and amortization, (4) equity-based compensation, (5) restructuring expenses, and (6) certain litigation expenses. Also, Adjusted EBITDA may in the future be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted Net Loss and Adjusted EBITDA are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of Adjusted Net Loss include that it does not reflect (1) restructuring expenses and (2) certain litigation expenses that we have determined (a) to arise outside of the ordinary course of business, (b) are not reflective of our ongoing operating activities, and (c) are infrequent or unusual based on considerations which we assess regularly, such as frequency of similar cases that have been brought to date or that are expected to be brought within two years, the complexity of the case, the nature of the remedies sought, the counterparty involved and overall litigation strategy. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains)/losses, and restructuring expenses, and (5) it does not reflect the same certain litigation expenses as Adjusted Net Loss.

In addition, our use of Adjusted Net Loss and Adjusted EBITDA may not be comparable to similarly-titled measures of other companies because they may not calculate Adjusted Net Loss and Adjusted EBITDA in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted Net Loss and Adjusted EBITDA alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP.

ZEVIA PBC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(in thousands)

(unaudited)

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Net Loss for the periods presented:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net loss and comprehensive loss	$(2,363)	$(6,371)
Restructuring	—	2,138
Certain litigation expenses	2,250	—
Adjusted Net Loss	$(113)	$(4,233)

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net loss and comprehensive loss	$(2,363)	$(6,371)
Other income, net*	(47)	(57)
Provision for income taxes	37	41
Depreciation and amortization	168	252
Equity-based compensation	894	731
Restructuring	—	2,138
Certain litigation expenses	2,250	—
Adjusted EBITDA	$939	$(3,266)

* Includes interest (income) expense, and foreign currency (gains) losses.